Exhibit 99.1

Hoth Therapeutics Inc. Announces Pricing of Initial Public Offering and Trading on the
Nasdaq Capital Market Under the Ticker Symbol “HOTH”

NEW YORK, NY, February 15, 2019 /GlobeNewswire/ Hoth Therapeutics Inc. (“Hoth” or the “Company”), a development stage biopharmaceutical company focused on unique targeted therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema, today announced the pricing of its initial public offering of 1,250,000 shares of its common stock at an initial offering price to the public of $5.60 per share. All shares of common stock are being offered by Hoth. In addition, Hoth has granted the underwriters a 30-day option to purchase up to an additional 187,500 shares of common stock at the initial public offering price, less the underwriting discount, to cover over-allotments, if any.

The Company’s common stock is expected to commence trading on The Nasdaq Capital Market, on February 15, 2019 under the ticker symbol “HOTH”. The offering is expected to close on February 20, 2019, subject to the satisfaction of customary closing conditions.

Laidlaw & Company (UK) Ltd. is acting as the sole book-running manager for the offering. The Benchmark Company, LLC is serving as Qualified Independent Underwriter for the offering.

The offering is being made solely by means of a prospectus. A copy of the final prospectus related to the offering may be obtained, when available, from Laidlaw & Company (UK) Ltd., Attention: Syndicate Department, 521 Fifth Avenue, New York, NY 10175, by telephone at (212) 953-4900 or by email at syndicate@laidlawltd.com.

A registration statement relating to this U.S. offering was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC as of February 13, 2019. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hoth Therapeutics Incorporated

Hoth Therapeutics Inc., a Nevada corporation, is a development stage biopharmaceutical company focused on unique targeted therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema. Hoth has exclusive worldwide rights to the BioLexa Platform. Hoth intends to use the BioLexa Platform to develop two different topical cream products: (i) a product to treat eczema and (ii) a product that reduces post-procedure infections, accelerates healing and improves clinical outcomes for patients undergoing aesthetic dermatology procedures. Hoth’s initial focus will be on the development of the BioLexa Platform for the treatment of eczema. Eczema is a disease that results in inflammation of the skin and is characterized by rash, red skin, and itchiness. Eczema is also referred to as atopic dermatitis.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, including the Company’s expectations regarding the proposed offering of the Company’s shares of common stock, including as to the consummation of the offering described above and the size of the offering are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations Contact:

Phone: (646) 756-2997

Email: investorrelations@hoththerapeutics.com

www.hoththerapeutics.com